BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation
(PURSUANT TO NRS 78.1955(6))

Filed in the office of	Document Number 20160303983-55
Barbara K. Cegavske, Secretary of State, State of Nevada	Filing Date and Time 07/06/2016 11:24 AM
	Entity Number C4615-2000

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

NATURALNANO, INC.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

SERIES B PREFERRED STOCK -- See attached

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

UNANIMOUS WRITTEN CONSENT OF DIRECTORS
OF
NATURALNANO, INC.

Pursuant to Section 78.315(2) of the Nevada Revised Statutes of the State of Nevada

Dated as of June 27, 2016

The undersigned, being all of the Directors of NATURALNANO, INC. (the "Company"), do hereby adopt the following resolutions by this written action in lieu of a meeting, as authorized by Section 78.315(2) of the Nevada Revised Statutes of the State of Nevada:

WHEREAS, on October 6, 2008, the Company filed a certificate of designation (the "Series B Preferred Certificate of Designation") with the Nevada Secretary of State for its Series B Preferred Stock (the "Series B Preferred") and (ii) a certificate of designation (the "Series C Preferred Certificate of Designation") with the Nevada Secretary of State for its Series C Preferred Stock (the "Series C Preferred"); and

WHEREAS, as of the date hereof, no shares of Series B Preferred are outstanding; and

WHEREAS, on October 6, 2008, the Company filed a certificate of designation (the "Series C Preferred Certificate of Designation") with the Nevada Secretary of State for its Series C Preferred Stock (the "Series C Preferred"); and

WHEREAS, as of the date hereof, no shares of Series C Preferred are outstanding; and

WHEREAS, on July 1, 2013, the Company filed a certificate of designation (the "Series D Preferred Certificate of Designation") with the Nevada Secretary of State for its Series D Preferred Stock (the "Series D Preferred"); and

WHEREAS, as of the date hereof, no shares of Series D Preferred are outstanding;

WHEREAS, the Company wishes to file (i) a Certificate of Withdrawal of Certificate of Designation for the Series B Preferred (the "Series B Withdrawal"), (i) a Certificate of Withdrawal of Certificate of Designation for the Series C Preferred (the "Series C Withdrawal"), and (iii) a Certificate of Withdrawal of Certificate of Designation for the Series D Preferred (the "Series D Withdrawal" and together with Series B Withdrawal and the Series C Withdrawal, the "Preferred Withdrawals"); be it

RESOLVED, that the Board of Directors of the Company approves the withdrawals of the authorization for each of Series B Preferred, Series C Preferred and Series D Preferred; and be it further

RESOLVED, that the filing of each of the Preferred Withdrawals with the Nevada Secretary of State be, and each of the them hereby is, authorized and approved; and be it further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to make all arrangements, to pay all such fees and expenses, to do and perform all such acts and things necessary or appropriate, and to execute and deliver or file, as may be applicable, in the name and on behalf of the Company, all such instruments, reports, notices, consents, waivers, certificates and other documents, as such officer may deem necessary or appropriate to effectuate the purpose or intent of any or all of the foregoing resolutions, with such changes as such officer, in his sole discretion, as evidenced by his execution thereof, deems appropriate and in the best interests of the Company; and be it further

RESOLVED, that any action taken by any director, officer, employee or agent of the Company on or prior to the date hereof in furtherance of any of the foregoing matters be, and each of them hereby is, approved, ratified and confirmed in all respects as the action and deed of the Company; and be it further

RESOLVED, that any officer or duly appointed attorney-in-fact of the Company may certify a copy of all or any of the foregoing resolutions and such certified copy shall be full and complete evidence of the powers and authorities given by the foregoing and shall be fully binding on the Company without any more formal proof or documentation.

IN WITNESS WHEREOF, the undersigned, being all of Directors of the Company, have signed this Unanimous Written Consent of Directors as of the date first above written.

James Wemett

Colm Wrynn